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                                                             Exhibit 99.B(a)(13)

                               ING INVESTORS TRUST

             AMENDMENT #13 TO THE AMENDED AND RESTATED AGREEMENT AND
                              DECLARATION OF TRUST

                            EFFECTIVE: AUGUST 1, 2004

     The undersigned being a majority of the Trustees of ING Investors Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VI,
Section 6.2 and Article XI, Section 11.4 of the Trust's Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to:

     1. Re-designate ING Goldman Sachs Internet Tollkeeper(SM) Portfolio to ING Goldman Sachs Tollkeeper(SM) Portfolio by amending the second sentence of
Section 6.2 of the Declaration of Trust to read as follows:

     "The Series that have been established and designated as of the date first above written are as follows:

          Fund for Life Series
          ING AIM Mid Cap Growth Portfolio
          ING Alliance Mid Cap Growth Portfolio
          ING American Funds Growth Portfolio
          ING American Funds Growth-Income Portfolio
          ING American Funds International Portfolio
          ING Capital Guardian Large Cap Value Portfolio
          ING Capital Guardian Managed Global Portfolio
          ING Capital Guardian Small Cap Portfolio
          ING Developing World Portfolio
          ING Eagle Asset Capital Appreciation Portfolio
          ING Evergreen Health Sciences Portfolio
          ING Evergreen Omega Portfolio
          ING FMR(SM) Diversified Mid Cap Portfolio
          ING Goldman Sachs Tollkeeper(SM) Portfolio
          ING Hard Assets Portfolio
          ING International Portfolio
          ING JPMorgan Small Cap Equity Portfolio
          ING Janus Special Equity Portfolio
          ING Jennison Equity Opportunities Portfolio
          ING Julius Baer Foreign Portfolio
          ING Legg Mason Value Portfolio
          ING Lifestyle Aggressive Growth Portfolio
          ING Lifestyle Growth Portfolio
          ING Lifestyle Moderate Growth Portfolio
          ING Lifestyle Moderate Portfolio
          ING Limited Maturity Bond Portfolio
          ING Liquid Assets Portfolio
          ING MFS Mid Cap Growth Portfolio
          ING MFS Research Portfolio

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          ING MFS Total Return Portfolio
          ING Marsico Growth Portfolio
          ING Mercury Focus Value Portfolio
          ING Mercury Fundamental Growth Portfolio
          ING PIMCO Core Bond Portfolio
          ING PIMCO High Yield Portfolio
          ING Salomon Brothers All Cap Portfolio
          ING Salomon Brothers Investors Portfolio
          ING Stock Index Portfolio
          ING T. Rowe Price Capital Appreciation Portfolio
          ING T. Rowe Price Equity Income Portfolio
          ING Van Kampen Equity Growth Portfolio
          ING Van Kampen Global Franchise Portfolio
          ING Van Kampen Growth and Income Portfolio
          ING Van Kampen Real Estate Portfolio
          ING UBS U.S. Balanced Portfolio"

     The foregoing shall be effective upon the date first written above.


/s/ Paul S. Doherty                             /s/ David W.C. Putnam
-------------------                             ---------------------
Paul S. Doherty, as Trustee                     David W.C. Putnam, as Trustee


/s/ J. Michael Earley                           /s/ Blaine E. Rieke
---------------------                           -------------------
J. Michael Earley, as Trustee                   Blaine E. Rieke, as Trustee


R. Barbara Gitenstein                           /s/ John G. Turner
---------------------                           ------------------
R. Barbara Gitenstein, as Trustee               John G. Turner, as Trustee


/s/ Walter H. May                               /s/ Roger B. Vincent
-----------------                               --------------------
Walter H. May, as Trustee                       Roger B. Vincent, as Trustee


/s/ Thomas J. Mcinerney                         /s/ Richard A. Wedemeyer
-----------------------                         ------------------------
Thomas J. McInerney, as Trustee                 Richard A. Wedemeyer, as Trustee


/s/ Jock Patton
---------------
Jock Patton, as Trustee